Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM T-1




                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

               (Exact name of Trustee as specified in its charter)


230 SOUTH TRYON STREET, 9TH FLOOR
CHARLOTTE, NORTH CAROLINA                28288-1179           56-0900030
(Address of principal executive office)  (Zip Code)         (I.R.S. Employer
                                                            Identification No.)



                           Speedway MotorSports, Inc.
               (Exact name of obligor as specified in its charter)


Delaware                                                      51-0363307
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


U.S. Highway 29 North
P.O. Box 600
Concord, North Carolina                                       28026-0600
(Address of principal executive offices)                      (Zip Code)




              5 3/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003
                       (Title of the indenture securities)



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1.       General information.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                  The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Virginia.
                  Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

         (b)      The Trustee is authorized to exercise corporate trust powers.


2.       Affiliations with obligor.

                  The obligor is not an affiliate of the Trustee. (See Note 2 on Page 5)


3.       Voting Securities of the Trustee.

                  The following information is furnished as to each class of voting securities of the Trustee:


                                               As of August 31, 1996



          Column A                                         Column B


          Title of Class                                   Amount Outstanding


          Common Stock, par value $3.33-1/3 a share        270,469,128 shares
          (See Note 1 on Page 5)

4.       Trusteeships under other indentures.

                  The Trustee is not a trustee  under  another  indenture  under
         which  any  other   securities,   or   certificates   of   interest  or
         participation in any other securities, of the obligor are outstanding.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

                  (See Note 2 on Page 5)

6.       Voting securities of the Trustee owned by the obligor or its officials.

                  Voting securities of the Trustee owned by the obligor and its directors, partners, executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                  (See Notes 1 and 2 on Page 5)




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7.       Voting securities of the Trustee owned by underwriters or their officials.

                  Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                  (See Note 2 on Page 5)


8.       Securities of the obligor owned or held by the Trustee.

                  The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligation in default does not exceed one percent of the outstanding securities of the obligor.

                  (See Note 2 on Page 5)


9.       Securities of underwriters owned or held by the Trustee.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

                  (See Note 2 on Page 5)


10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

                  (See Note 2 on Page 5)


11. Ownership of holders by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor. (See Note 2 on Page 5)


12.      Indebtedness of the obligor to the Trustee.

                  The obligor has $25MM line with Trustee.


13.      Defaults by the obligor.

                  Not applicable.






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14.      Affiliations with the underwriters.

                  No underwriter is an affiliate of the Trustee.


15.      Foreign trustee.

                  Not applicable.


16.      List of Exhibits.

         (1) Articles of Association of the Trustee as now in effect. Incorporated to Exhibit (1) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

         (2) Certificate of Authority of the Trustee to commence business. Incorporated by reference to Exhibit (2) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

         (3)      Authorization  of the  Trustee  to  exercise  corporate  trust
                  powers,  if  such   authorization  is  not  contained  in  the
                  documents specified in exhibits (1) and (2) above.

         (4)      By-Laws of the Trustee. Incorporated by reference to Exhibit
                  (4) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

         (5)      Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 6 of this Form T-1 Statement.

         (7)      Report of condition of Trustee. Incorporated to Exhibit (7)

                  filed with Form T-1 Statement included in Registration

                  Statement No. 33-45946.

         (8)      Inapplicable.

         (9)      Inapplicable.




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                                      NOTES



             1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union Corporation are described in Item 3.

             2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said Items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however by considered as correct unless amended by an amendment to this Form T-1.























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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina on the 4th day of October, 1996.


                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                   (Trustee)



                   BY: /s/ Terry W. Baker
                      Terry W. Baker





                                                                 EXHIBIT T-1 (6)

                               CONSENT OF TRUSTEE

             Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Speedway Motorsports, Inc of its 5 3/4%

Convertible Subordinated Debentures due 2003, First Union National Bank of North Carolina, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA



                   BY: /s/ Daniel J. Ober
                      Daniel J. Ober, Vice President



Dated: October 4, 1996













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